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                                                                   EXHIBIT 10.10


                       ALLOCATION AND INDEMNITY AGREEMENT

         This Allocation and Indemnity Agreement (this "Agreement") made as of the 24th day of January 2002 by and among Stratus Services Group, Inc., a Delaware corporation ("Parent"), Sahyoun Holdings LLC, a limited liability company formed under the laws of the state of New Jersey ("Sahyoun LLC"), and Charles Sahyoun,, living at 4 Whitehouse Way, Monroe Township, NJ 08831 (the "Executive"), (Sahyoun LLC, the Executive and Parent are hereinafter referred to collectively as the "Vendors" and individually as a "Vendor");.

         WHEREAS, the Vendors along with SEP, LLC, a company formed under the laws of the state of New Jersey (the "Company"), have entered into an Asset Purchase Agreement dated as of January 24, 2002 (the "Asset Purchase Agreement") pursuant to which the Company has agreed to sell to SEA Consulting Services Corporation, a corporation incorporated under the laws of the state of Delaware ("Purchaser"), substantially all of the Company's assets (the transaction referenced by the Asset Purchase Agreement shall be referenced herein as the "Sale Transaction"); and

         WHEREAS, Sahyoun LLC and the Parent are the sole members of the Company; and

         WHEREAS, Sahyoun LLC and Parent wish to establish a fair and equitable manner of sharing the proceeds from the Sale Transaction; and

         WHEREAS, the Vendors have joint and several indemnification obligations accruing under the Asset Purchase Agreement and wish to equitably allocate the same by placing the ultimate liability risk on the party having the knowledge and/or responsibility for providing the required information to Purchaser;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto, intending to be legally bound, agree as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         2. ALLOCATION OF PROCEEDS. After satisfaction of all indebtedness, liabilities and expenses of the Company, Parent will receive eighty percent of the First Payment after payment of all costs and expenses of the transaction, and $250,000 of each of the Second Payment and the Third Payment. In consideration of Parent's agreement to waive the conversion right of its preferred units, Executive and Sahyoun LLC hereby jointly and severally guarantee payment to Parent of each of the said $250,000 installments to Parent, regardless of the amounts paid by Purchaser under the Asset Purchase Agreement. Parent acknowledges that, upon its receipt of all of the payments set forth in this Section 2, its membership interest in the Company shall, without further action on its part, become void and Sahyoun LLC shall become the sole member of the Company and entitled to all of the Subsequent Payments.


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Allocation and Indeminity Agreement


         3. EXECUTIVE AND SAHYOUN LLC INDEMNIFICATION. The Executive and Sahyoun LLC shall, jointly and severally, but subject to the limitations on liability described in this Section 3 , and otherwise provided herein and in the Asset Purchase Agreement, indemnify Parent from and against all damages, costs, fees and expenses ("Losses"), arising out of, or related to the following:

         (a) Any breach or non-fulfillment of one or more of any covenant or agreement to be performed or complied with by the Executive or Sahyoun LLC prior to or at the Closing;

         (b) A breach or non-fulfillment of any agreement, certificate, document or instrument executed by the Executive or Sahyoun LLC and delivered pursuant to or in connection with the Asset Purchase Agreement prior to or at the Closing;

         (c) Negligence of the Company or of the Engineering Division of Parent (collectively, the "Division") in conducting the Business, including the provision of engineering services, to the extent that any such Loss relates to a claim of a party other than Parent;

         (d) Illegal conduct or willful misconduct on the part of employees of the Division in the course of conducting the Business;

         (e) Failure of the Division to comply with applicable laws in the course of conducting the Business, including any failure to have applicable permits or licenses, but only to the extent that the failure was within the responsibility of the Division and not of Parent;

         (f) Breach prior to the Closing of any contract pertaining to the provision of engineering services by the Division to a party other than Parent.

         (g) Any breach or non-fulfillment of one or more of the following representations and warranties set forth in the following sections of Exhibit 2 of the Asset Purchase Agreement, but only to the extent they relate to breaches or non-fulfillment by the Executive or Sahyoun LLC or as otherwise set forth below:

                  1.1(c),

                  1.1(d),

                  1.4,

                  1.6, to the extent that any breach relates to actions, suits, legal, administrative or arbitration proceedings or inquiries, relating to the Business threatened against Parent, the Company or any officer, director or employee of Parent or the Company,



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Allocation and Indeminity Agreement


                  1.7(a), to the extent that any breach relates to the failure of any employees of the Division to comply with applicable Laws in the course of conducting the Business,

                  1.7(b), to the extent that any breach is caused by (i) the failure of the Managers to have any Licenses and Approvals required to conduct the Business, but only insofar as the obtaining of the said Licenses and Approvals was the responsibility of the Division and not of Parent or (ii) any material violation of the terms or conditions under which any such License or Approval was granted.,

                  1.8, to the extent that any breach relates solely to debts, liabilities or obligations arising out of the conduct of the Business,

                  1.9, to the extent that any breach relates to actions taken by employees of the Division,

                  1.12, to the extent that any breach relates to (A) clause (d) thereof to the extent related to the failure by the Managers to identify any contracts, agreements and commitments, pursuant to which any substantial portion of the Business has been obtained or (B) the matters set forth in clauses (f) through (m) thereof,

                  1.14, to the extent that any breach relates to actions taken by any employee of the Division,

                  1.16(b), to the extent that any breach relates to any unfair labor practice, grievance, arbitration, sexual harassment, workers compensation or other employee complaints threatened against Parent or any officer or employee of Parent as a result of actions of employees of the Division, and only to the extent that the breach does not relate to matters within the responsibility of employees or agents of Parent not employed within or engaged by the Division,

                  1.18,

                  1.19,

                  1.22,

                  1.25,

                  1.26, and

                  1.27

         The obligations of the Executive and Sahyoun LLC hereunder, (a) shall apply only to the extent that such Losses are not covered by Seller's insurance policies, and (b) shall be subject to the time limitations applicable to the comparable provisions outlined in Article 6A.6 of the Asset Purchase


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Allocation and Indeminity Agreement


Agreement. In no event shall the aggregate liability of the Executive and Sahyoun LLC for all Losses exceed the amounts received by Sahyoun LLC pursuant to the Asset Purchase Agreement as limited by this Agreement, provided however that, subject to the limits on liability described above, nothing contained herein shall prohibit Parent from recovering the full amount of any claim hereunder from either the Executive or Sahyoun LLC.

         4. PARENT INDEMNIFICATION. Parent shall indemnify the Executive and Sahyoun LLC from and against all damages, costs, fees and expenses ("Losses"), arising out of, or related to the following:

         (a) Any breach or non-fulfillment of one or more of any covenant or agreement to be performed or complied with by Parent prior to or at the Closing;

         (b) A breach or non-fulfillment of any agreement, certificate, document or instrument executed by Parent and delivered pursuant to or in connection with the Asset Purchase Agreement prior to or at the Closing;

         (c) any breach or non-fulfillment of one or more of the representations and warranties set forth in Exhibit 2 of the Asset Purchase Agreement, except to the extent covered by the Executive and Sahyoun LLC Indemnification set forth in Section 3 above:

         5. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses set forth in SCHEDULE A attached hereto (or to such address as a party may have specified in a notice given to the other party pursuant to this provision).

         6. BINDING EFFECT; ASSIGNMENT. The terms of this Agreement shall be binding upon the parties and their heirs, successors and assigns Neither the Executive, Sahyoun LLC nor Parent may assign this Agreement without the prior written consent of the other parties hereto.

         7. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to the principles of conflicts of laws. The Parties consent to the exercise of personal and subject matter jurisdiction of the state and federal courts of New Jersey and agree that venue shall be proper therein.

         8. HEADINGS. The paragraph headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         9. SEVERABILITY. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force an effect. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and will be construed and interpreted as though drafted by all the parties to this Agreement.



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Allocation and Indeminity Agreement


         10. WAIVER. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

         11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

         12. ADDITIONAL INSURANCE/CONDITIONAL INDEMNITY.

         a. Parent shall, prior to the Closing Date, provide to the Executive copies of all insurance policies in force covering or relating to the Business (the "Applicable Policies"). Parent shall ensure that the coverage provided under the Applicable Policies extends to claims arising out of events prior to Closing which are made or discovered a minimum of twenty-four (24) months after the Closing Date.

         b. The obligations of the Executives and the Company under this Agreement shall be conditioned upon Parent's compliance with the terms of this Article 12, to the extent the Loss in question is covered by insurance or would have been covered by insurance, had Parent so complied.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                                      Stratus Services Group, Inc.


                                  By: /s/ Joseph J. Raymond
                                      --------------------------------------

                                      Sahyoun Holdings, LLC

                                  By: /s/ Charles Sahyoun
                                      --------------------------------------

                                      Charles Sahyoun

                                  By: /s/ Charles Sahyoun
                                      --------------------------------------

                                      SEP, LLC


                                  By: /s/ Charles Sahyoun
                                      --------------------------------------


Agreed and accepted solely with respect to Article 2:

                                      SEA CONSULTING SERVICES CORPORATION.

                                      /s/ Caroline B. Robertson
                                      --------------------------------------



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Allocation and Indeminity Agreement



                                  By:
                                      --------------------------------------




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Allocation and Indeminity Agreement


                                   SCHEDULE A

                          MAILING ADDRESSES FOR NOTICE
                          ----------------------------

Stratus Services Group                      Sahyoun Holdings, LLC
500 Craig Road, 2nd Floor                   Cranbury Plaza
Manalapan, New Jersey 07726                 2525 Rt. 130
                                            Building E
                                            Cranbury, NJ 08512


Charles Sahyoun                             SEP, LLC
4 Whitehouse Way                            500 Craig Road, 2nd Floor
Monroe Township, NJ 08831                   Manalapan, New Jersey 07726



SEA Consulting Services Corporation
Cranbury Plaza
2525 Route 130
Building E
Carnbury, NJ  08512




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